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                                                                    Exhibit 99.1


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                             TRACTOR SUPPLY COMPANY
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                  ANNOUNCES REVIEW OF LEASE ACCOUNTING METHODS
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Brentwood, Tennessee, February 28, 2005 - Tractor Supply Company (NASDAQ: TSCO),
the largest retail farm and ranch store chain in the United States, announced today that, like many retailers, it is reviewing its accounting practices with respect to leasing transactions as a result of a recent clarification of generally accepted accounting principles.

On February 7, 2005, the Office of the Chief Accountant of the Securities and Exchange Commission issued a letter to the American Institute of Certified Public Accountants expressing its views regarding certain operating lease accounting issues and their application under generally accepted accounting principles ("GAAP").

In light of this letter, management initiated a review of its lease-related accounting methods. Based on this review as well as discussions with the Company's independent auditors and Audit Committee, the Company determined that its methods of accounting for (1) amortization of leasehold improvements, (2) leasehold improvements funded by landlord incentives and (3) rent expense prior to commencement of operations and rent payments, while in line with common industry practices, were not in accordance with GAAP. As such, the Company expects to correct these accounting errors by restating its financial statements for the first three quarters of fiscal 2004 and prior years.

Previously, the Company had amortized its leasehold improvements over the shorter of (1) the estimated life of the asset or (2) the lease term, including the first five-year renewal option on 10-year initial term leases. Based on its preliminary assessment, the Company will likely accelerate the amortization of those leasehold improvements where the current amortization period exceeds the initial lease term. Further, the Company expects to recognize those leasehold improvements which are funded by landlords as a reduction of rent expense offset by an increase in the amortization of leasehold improvements. Finally, with respect to recognition of rent expense, the Company previously began recording rent expense at the time the related store opened. The Company now expects to modify its straight-line recognition of rent expense to include the pre-opening period of construction, renovation, fixturing and merchandise placement (typically two to six months before store opening).

This acceleration of amortization and rent expense will have no effect on historical or future cash flows or the timing of payments under the related leases. The Company intends to complete its lease accounting analysis prior to filing its fiscal 2004 Annual Report on Form 10-K, which is due to be filed on March 10, 2005.

ABOUT TRACTOR SUPPLY COMPANY

At December 25, 2004, Tractor Supply Company operated 515 stores in 32 states, focused on supplying the lifestyle needs of recreational farmers and ranchers. The Company also serves the maintenance needs of those who enjoy the rural lifestyle, as well as tradesmen and small businesses. Stores are located in towns outlying major metropolitan markets and in rural communities. The Company offers the following comprehensive selection of merchandise: (1) equine, animal and pet products, including everything necessary for their health, care, growth and containment; (2) maintenance products for agricultural and rural use; (3) hardware and tool products; (4) seasonal products, including lawn and garden power equipment; (5) truck, trailer and towing products; and (6) work clothing for the entire family.

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                                                                    Exhibit 99.1

AS WITH ANY BUSINESS, ALL PHASES OF THE COMPANY'S OPERATIONS ARE SUBJECT TO INFLUENCES OUTSIDE ITS CONTROL. THIS INFORMATION CONTAINS CERTAIN FORWARD-LOOKING STATEMENTS, INCLUDING STATEMENTS REGARDING EXPECTATIONS RELATING TO THE COMPANY'S REVIEW OF ITS LEASE ACCOUNTING PRACTICES. THESE STATEMENTS INCLUDE REFERENCE TO CERTAIN FACTORS, ANY ONE, OR A COMBINATION, OF WHICH COULD MATERIALLY AFFECT THE RESULTS OF THE COMPANY'S OPERATIONS. FORWARD-LOOKING STATEMENTS MADE BY OR ON BEHALF OF THE COMPANY ARE BASED ON KNOWLEDGE OF ITS BUSINESS AND THE ENVIRONMENT IN WHICH IT OPERATES, BUT ACTUAL RESULTS COULD DIFFER MATERIALLY FROM THOSE REFLECTED BY ANY FORWARD-LOOKING STATEMENTS. CONSEQUENTLY, ALL OF THE FORWARD-LOOKING STATEMENTS MADE ARE QUALIFIED BY THESE CAUTIONARY STATEMENTS AND THERE CAN BE NO ASSURANCE THAT THE ACTUAL RESULTS OR DEVELOPMENTS ANTICIPATED BY THE COMPANY WILL BE REALIZED OR, EVEN IF SUBSTANTIALLY REALIZED, THAT THEY WILL HAVE THE EXPECTED CONSEQUENCES TO OR EFFECTS ON THE COMPANY OR ITS BUSINESS AND OPERATIONS. READERS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON THESE FORWARD-LOOKING STATEMENTS, WHICH SPEAK ONLY AS OF THE DATE HEREOF. THE COMPANY DOES NOT UNDERTAKE ANY OBLIGATION TO RELEASE PUBLICLY ANY REVISIONS TO THESE FORWARD-LOOKING STATEMENTS TO REFLECT EVENTS OR CIRCUMSTANCES AFTER THE DATE HEREOF OR TO REFLECT THE OCCURRENCE OF UNANTICIPATED EVENTS.